                                                            December 6, 1996

Mr. Martyn D. Greenacre
Chairman and CEO
Zynaxis, Inc.
371 Phoenixville Pike
Malvern, PA  19355

Dear Martyn:

    We understand that the Board of Directors of Zynaxis (the "Company")
has approved the sale of the assets listed in Exhibit A attached hereto (the
                                              ---------
"Assets") for prices no less than the values indicated for such assets on

Exhibit A and the settlement of the liabilities listed in Exhibit B attached
---------                                                 ---------
hereto (the "Liabilities") for amounts no greater than the amounts indicated on

Exhibit B (collectively, the "Transactions").  We further understand that the
---------
Board of Directors (and any applicable committees thereof) of Zynaxis have approved: (i) the operating budget attached as Exhibit C for the period between
                                               ---------
the date of this letter and the closing of the proposed business combination transaction between the Company and CytRx Corporation, (ii) the agreements to be entered into by the Company and CytRx Corporation with Martyn D. Greenacre and Michael A. Christie attached as Exhibit D and Exhibit E, respectively, and (iii)
                                ---------     ---------
the agreement between QED and Zynaxis covering QED's relationship as Zynaxis's agent for the sale of the Cauldron Division attached as Exhibit F.
                                                        ---------

1. The Company will exert its commercially reasonable best efforts to sell the Assets and to cooperate with CytRx Corporation in its efforts to assist you in selling the Assets. The Company shall approve and execute documents evidencing and perform any agreement negotiated by the Company or us with any prospective purchaser of any Asset if (a) the purchase price is no lower than the amount and is consistent with the terms set forth for such Asset in Exhibit A, and (b) the
                                                         ---------
other terms and conditions of the Transaction are not less favorable to the Company in any material respect than the terms and conditions of similar transactions.

2. The Company will exert its commercially reasonable best efforts to settle the Liabilities and to cooperate with CytRx Corporation in its efforts to assist you in settling the Liabilities. The Company shall approve and execute documents evidencing and perform any agreement negotiated by the Company or us with any creditor for any Liability, if (a) the cash payment required to be paid by the Company to such creditor is no greater than the settlement amount and is consistent with the terms set forth for such Liability in Exhibit B, and (b) the
                                                          ---------
other terms and conditions of the Transaction are not less favorable to the Company in any material respect than the terms and conditions of similar transactions.

3. Subject to approval by the Committee (as defined below), which approval shall not be unreasonably withheld, the Company shall approve and execute documents

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evidencing and perform any agreement negotiated by us with any counsel, accountants, appraisers, brokers and other advisors in connection with the Transactions (all for the account of the Company), if (a) such person is not an affiliate of ours, and (b) the terms and conditions of such agreement, taken as a whole, are fair to the Company.

4. In connection with our activities on your behalf, the Company agrees to cooperate with us, to furnish or cause to be furnished to us such information and data as we may reasonably request, and to give us reasonable access to the Company's officers, directors, employees, appraisers and independent accountants. The Company represents that all information made available to us by the Company will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.

5. The Board of Directors of the Company (the "Board") shall establish a committee (the "Committee") of the Board consisting of John Chappell, Stephen Reidy and Martyn Greenacre, which shall have full authority of the Board to authorize the Transactions and the institution and prosecution of actions (including arbitration proceedings) relating to the Transactions. The Committee shall confer with us at such times as we reasonably request.

6. The Company shall reimburse us promptly for all reasonable out-of-pocket expenses, including reasonable fees and expenses of our counsel, incurred in connection with the rendering of our services hereunder.

7. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the Indemnified Persons referred to in the attached indemnification provisions, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

8. The Company agrees to indemnify us in accordance with the indemnification provisions attached as Exhibit G hereto, which are incorporated herein by
                       ---------
reference and made a part hereof.

9. We may terminate this Agreement at any time upon written notice, without liability or continuing obligation to you. The Company may not terminate this Agreement unless and until the Agreement and Plan of Merger and Contribution dated as of the date hereof between us and the Company is terminated. Neither termination nor completion of this assignment shall affect the provisions of paragraphs 6 and 8, which shall remain operative and in full force and effect until 5:00 p.m. Eastern time on the third anniversary of the execution of this Agreement.

10. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware applicable to agreements made and to be fully performed therein. This agreement may

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not be modified or amended except in writing signed by the parties hereto.
Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The parties acknowledge that this Agreement is not to be construed as creating a partnership or joint venture between the parties hereto.



                     [Signatures begin on the next page.]

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If the above terms are in accordance with our understanding, please sign the enclosed copy of this letter and return it to us.

                                       Very truly yours,


                                       CYTRX CORPORATION


                                       By: /s/ Jack J. Luchese
                                          ---------------------
                                          Jack J. Luchese
                                          President and Chief Executive Officer



Confirmed and Agreed to this
6th day of December, 1996:

ZYNAXIS, INC.

By:/s/ Martyn D. Greenacre
   -----------------------
   Martyn D. Greenacre
   Chairman and Chief Executive Officer

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